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                                                                    EXHIBIT 11.5

                  DTE ENERGY COMPANY AND SUBSIDIARY COMPANIES
                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK




                                     Three                Nine               Twelve
                                     Months              Months              Months
                                     Ended               Ended               Ended
                               September 30, 1996  September 30, 1996  September 30, 1996
                               ------------------  ------------------  ------------------
                                             (Thousands, except per share amounts)

PRIMARY:
  Net Income                              $44,933            $231,626            $305,893
  Weighted average number
    of common shares
    outstanding (a)                       145,120             145,120             144,728
  Earnings per share of
    Common Stock based on
    weighted average number
    of shares outstanding                   $0.31               $1.60               $2.11

FULLY DILUTED:
  Net Income                              $44,933            $231,626            $305,893
  Convertible Preferred Stock
    dividends                                   -                   -                  12
                                         --------           ---------           ---------
                                          $44,933            $231,626            $305,905
                                         ========           =========           =========


  Weighted average number
    of common shares
    outstanding (a)                       145,120             145,120             144,728
  Conversion of convertible
    Preferred Stock                             -                   -                  58
                                         --------           ---------           ---------
                                          145,120             145,120             144,786
                                         ========           =========           =========

  Earnings per share of Common
    Stock assuming conversion of
    outstanding convertible
    Preferred Stock                         $0.31               $1.60               $2.11

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(a)  Based on a daily average.